Exhibit (dxii) under Form N-1A
                                       Exhibit 10 under Item 601/Reg. S-K


                              ASSIGNMENT of
                    INVESTMENT ADVISORY CONTRACT and
                         SUB-ADVISORY AGREEMENTS
                         Federated Equity Funds


      THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust ("FIMC"), and FEDERATED EQUITY MANAGEMENT COMPANY OF
PENNSYLVANIA, a Delaware statutory trust ("FEMCOPA").

      WHEREAS, FIMC, then known as Federated Management, entered into an Investment Advisory Contract dated as of June 1, 1995 and an amendment thereto dated as of June 1, 2001 (collectively, the "Advisory Contract") with Federated Equity Funds, a Massachusetts business trust (the "Trust"), including the Exhibits thereto making the Contract applicable to the following portfolios of the trust (the "Funds"):

      Exhibit     Date                    Fund
         B        September 1, 1995       Federated Capital
         Appreciation Fund
         E        September 1, 1999       Federated Technology Fund
                                          (formerly Federated
                                          Communication Technology Fund)
         G        December 1, 2000        Federated Kaufmann Fund
         I        November 29, 2000       Federated Market Opportunity
         Fund
         J        December 1, 2000        Federated Kaufmann Small Cap
         Fund

      WHEREAS, FIMC has entered into Sub-Advisory Agreements with Federated Global Investment Management Corp., a Delaware corporation, with respect to certain of the Funds as follows:

      Date                                Fund
      December 1, 2000                    Federated Kaufmann Fund
      December 1, 2002                    Federated Kaufmann Small Cap
      Fund

      WHEREAS, FIMC desires to assign to FEMCOPA its rights, duties and responsibilities with respect to each of the Funds under the Advisory Contract and under the aforementioned Subadvisory Agreements (together with the Advisory Agreement, collectively the "Contracts"), and FEMCOPA desires to accept such assignments from FIMC; and

      WHEREAS, the Board of Trustees of the Trust has approved the assignment of the Contracts from FIMC to FEMCOPA;

      KNOW ALL MEN BY THESE PRESENTS THAT:

      In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, FIMC does hereby assign to FEMCOPA all of its rights, duties and responsibilities with respect to the Funds named above under the Contracts described above, and FEMCOPA does hereby accept such assignment.


      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.


FEDERATED INVESTMENT                FEDERATED EQUITY MANAGEMENT
MANAGEMENT COMPANY                  COMPANY OF PENNSYLVANIA


By:  /s/ G. Andrew Bonnewell        By:  /s/ Keith M. Schappert
   ---------------------------         ---------------------------
Name:  G. Andrew Bonnewell          Name:  Keith M. Schappert
Title:  Vice President              Title:  President